[SUBURBAN PROPANE LOGO]                                            NEWS RELEASE
                                                      Contact: Robert M. Plante
                                       Vice President & Chief Financial Officer
                                          P.O. Box 206, Whippany, NJ 07981-0206
                                                            Phone: 973-503-9252
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FOR IMMEDIATE RELEASE

   SUBURBAN PROPANE PARTNERS, L.P. DECLARES QUARTERLY DISTRIBUTION OF $0.6125
                 PER COMMON UNIT FOR FISCAL 2005 THIRD QUARTER

WHIPPANY, NEW JERSEY, JULY 19, 2005 -- Suburban Propane Partners, L.P.
(NYSE:SPH), a marketer of propane gas, fuel oil and related products and services nationwide, today announced its Board of Supervisors declared a quarterly distribution of $0.6125 per Common Unit for the three months ended
June 25, 2005. The distribution equates to $2.45 per Common Unit annualized and is payable on August 9, 2005 to Common Unitholders of record as of August 2,
2005.

The Partnership is scheduled on August 4, 2005 to announce its results for its third fiscal quarter and year-to-date period ended June 25, 2005.

Suburban Propane Partners, L.P. is a publicly traded Master Limited Partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey,
Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 1,000,000 residential, commercial, industrial and agricultural customers through more than 370 customer service centers in 30 states.

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